SUBSIDIARIES OF THE REGISTRANT



                                                            Percentage of
                                   Jurisdiction of         Ownership held
              Subsidiary            Incorporation          by Registrant
              ----------            -------------          -------------

First Federal Savings Bank          United States               100%



         The financial statements of the subsidiary of the registrant are consolidated with those of the registrant.